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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made part of this registration statement. In addition, we hereby consent to the incorporation by reference in this registration statement of our report dated January 28, 1997 incorporated by reference in SOS Staffing Services, Inc. Form 10-K for the year ended December 29, 1996 and to all references to our Firm included in this registration statement.



                                                             ARTHUR ANDERSEN LLP



Salt Lake City, Utah


October 14, 1997